AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 1996
                                                               File No. 811-5824
=============================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM N-1A

                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 7



                         DOMINI SOCIAL INDEX PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)




                6 St. James Avenue, Boston, Massachusetts 02116

                    (Address of Principal Executive Offices)




        Registrant's Telephone Number, including Area Code: 617-423-0800




      Philip W. Coolidge, 6 St. James Avenue, Boston, Massachusetts 02116

                    (Name and Address of Agent for Service)

=============================================================================
                                                                 DSI73E

DSI73E

                                EXPLANATORY NOTE

         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

DSI73E
                                     PART A

         Responses to Items 1 through 3 and 5-A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant.

         The Domini Social Index Portfolio (the "Portfolio") is a no-load, diversified, open-end investment company which was organized as a trust under the laws of the State of New York on June 7, 1989. Beneficial interests in the Portfolio will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

         The investment objective of the Portfolio is to provide its investors with long-term total return which corresponds to the total return performance of the Domini 400 Social IndexSM (sometimes referred to herein as the "Domini Social Index" or "DSI" or the "Index"), an index comprised of stocks selected based upon the Portfolio's social criteria. There can be no assurance that the Portfolio will achieve its investment objective.

         The Portfolio seeks to achieve its investment objective by investing its assets in the common stocks comprising the Domini Social Index. The Portfolio will approximate the weightings of securities held by the Portfolio to the weightings of the stocks in the Index, except as described below, and will seek a correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index of 0.95 or better. A figure of 1.0 would indicate a perfect correlation. As of July 31, 1996, the correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index was 0.99. To the extent practicable, the Portfolio will attempt to be fully invested. The Portfolio's ability to duplicate the performance of the Domini Social Index will depend to some extent on the size and timing of cash flows into and out of the Portfolio as well as the Portfolio's expenses. Adjustments in the securities holdings of the Portfolio to accommodate cash flows will track the Domini Social Index to the extent practicable, but this will result in brokerage expenses.

         Social Criteria -- The Domini Social Index is a common stock index developed and maintained by the Kinder, Lydenberg, Domini & Co., Inc., the Portfolio's investment adviser ("KLD" or the "Adviser"), comprised of the common stocks of approximately 400 companies which meet certain social criteria. The weightings of the stocks comprising the DSI are based upon market capitalization. The criteria used in developing and maintaining the DSI involve subjective judgment by the Adviser. The Adviser, based on available data, seeks to exclude the following types of companies: firms that derive more than 2% of their gross revenues from the sale of military weapons; firms that derive any revenues from the manufacture of tobacco products or alcoholic beverages; firms that derive any revenues from gambling enterprises; and firms that have an ownership share in, or operate nuclear power plants, or participate in businesses related to the nuclear fuel cycle. The Adviser also considers criteria such as environmental performance, particularly in taking positive initiatives in environmental matters; its employee relations; its corporate citizenship; and the quality of a company's products and its attitudes with regard to consumer issues. Environmental performance includes a company's record on waste disposal, toxic emissions, fines or penalties, and efforts in waste and emissions reductions, recycling, and the use of environmentally beneficial fuels, products and services. Corporate citizenship includes a company's record on philanthropic activities and its interaction with the communities it affects. Employee relations includes a company's record with regard to labor matters, its commitment to work place safety and to equal employment opportunity (reflected, for example, in the number of women and minorities in executive positions), the breadth, quality and innovation of its employee benefit programs, and its commitment to provide employees with a meaningful participation in company profits either through stock purchase or profit sharing plans. The product-related criteria include a company's record with regard to product safety, marketing practices and commitment to quality.

         The Adviser intends to vote proxies of companies included in the Portfolio consistent with the social criteria used in developing and maintaining the Index.

         Index Management -- The Portfolio is not managed in the traditional investment sense, since changes in the composition of its securities holdings are made in order to track the changes in the composition of securities included in the Index. Moreover, inclusion of a stock in the Domini Social Index does not imply an opinion by the Adviser as to the merits of that specific stock as an investment. However, the Adviser believes that enterprises which exhibit a social awareness, based on the criteria described above, should be better prepared to meet future societal needs for goods and services and may also be less likely to incur certain legal liabilities that may be incurred when a product or service is determined to be harmful, and that such enterprises should over the longer term be able to provide a positive return to investors.

         In selecting stocks for inclusion in the Index:

         1. The Adviser evaluated, in accordance with the social criteria described above, each of the companies the stocks of which comprise the S&P 500. If a company whose stock was included in the S&P 500 met the Adviser's social criteria and met the Adviser's further criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover, it was included in the Domini Social Index. As of July 31, 1996, of the 500 companies whose stocks comprised the S&P 500, approximately 50% were included in the Index.

         2. The remaining stocks comprising the Domini Social Index (i.e., those which are not included in the S&P 500) were selected based upon the Adviser's evaluation of the social criteria described above, as well as upon the Adviser's criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover. Because of the social criteria applied in the selection of stocks comprising the Domini Social Index, industry sector weighting in the Domini Social Index may vary materially from the industry weightings in other stock indices, including the S&P 500, and certain industry sectors will be excluded altogether.

         The component stocks of the S&P 500 are chosen by Standard & Poor's Corporation ("S&P") solely with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the New York Stock Exchange common stock population, taken as the assumed model for the composition of the total market. Construction of the S&P 500 by S&P proceeds from industry groups to the whole. Since some industries are characterized by companies of relatively small stock capitalization, the S&P 500 does not comprise the 500 largest companies listed on the New York Stock Exchange. Not all stocks included in the S&P 500 are listed on the New York Stock Exchange. However, the total market value of the S&P 500 as of July 31, 1996 represented 76.3% of the aggregate market value of common stocks traded on the New York Stock Exchange.

         Inclusion of a stock in the S&P 500 Index in no way implies an opinion by S&P as to its attractiveness as an investment, nor is S&P a sponsor of or otherwise affiliated with the Portfolio.

         Some of the stocks included in the Domini Social IndexSM may be stocks of foreign issuers (provided that the stocks are traded in the United States in the form of American Depositary Receipts or similar instruments the market for which is denominated in United States dollars). Securities of foreign issuers may represent a greater degree of risk (i.e., as a result of exchange rate fluctuation, tax provisions, war or expropriation) than do securities of domestic issuers.

         The weightings of stocks in the Domini Social Index are based on each stock's relative total market capitalization (i.e., market price per share times the number of shares outstanding). Because of this weighting, as of July 31, 1996 approximately 40% of the Domini Social Index was comprised of the 20 largest companies in that Index.

         The Adviser may exclude from the Domini Social Index stocks issued by companies which are in bankruptcy or whose bankruptcy the Adviser believes may be imminent.

         The Portfolio intends to readjust its securities holdings periodically such that those holdings will correspond, to the extent reasonably practicable, to the Domini Social Index both in terms of composition and weighting. The timing and extent of adjustments in the holdings of the Portfolio, and the extent of the correlation of the holdings of the Portfolio with the Domini Social Index, will reflect the judgment of Mellon Equity Associates ("Mellon Equity" or the "Manager") as to the appropriate balance between the goal of correlating the holdings of the Portfolio with the composition of the Index, and the goals of minimizing transaction costs and keeping sufficient reserves available for anticipated redemptions of shares. To the extent practicable, the Portfolio will seek a correlation between the weightings of securities held by the Portfolio to the weightings of the securities in the Index of 0.95 or better.

The Board of Trustees of the Portfolio will receive and review, at least quarterly, a report prepared by the Manager comparing the performance of the Portfolio with that of the Index, and comparing the composition and weighting of the Portfolio's holdings with those of the Index, and will consider what action, if any, should be taken in the event of a significant variation between the performance of the Portfolio and that of the Index, or between the composition and weighting of the Portfolio's securities holdings with those of the stocks comprising the Index. If the correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Index falls below 0.95, the Board of Trustees will review with the Manager methods for increasing such correlation, such as through adjustments in securities holdings of the Portfolio.

         The Portfolio may invest cash reserves in short-term debt securities (i.e., securities having a remaining maturity of one year or less) issued by agencies or instrumentalities of the United States Government, bankers' acceptances, commercial paper or certificates of deposit, provided that the issuer satisfies the Adviser's social criteria. The Portfolio does not currently intend to invest in direct obligations of the United States Government. Short-term debt securities purchased by the Portfolio will be rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 + or A-1 by S&P or, if not rated, determined to be of comparable quality by the Portfolio's Board of Trustees. The Portfolio's policy is to hold its assets in such securities pending readjustment of its holdings of stocks comprising the Domini Social Index and in order to meet anticipated redemption requests. Such investments are not intended to be used for defensive purposes in periods of anticipated market decline.

         Frequent changes in the Portfolio's holdings may result from the policy of attempting to correlate the Portfolio's securities holdings with the composition of the Index, and the frequency of such changes will increase as the rate and volume of purchases and redemptions of shares of the Portfolio increases. The annual portfolio turnover rates of the Portfolio for the fiscal years ended July 31, 1995 and 1996 were 6% and 5%, respectively.

         The Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Portfolio will not engage in brokerage transactions with the Adviser, the Manager or the Administrator or any of their respective affiliates or any affiliate of the Portfolio. For further discussion regarding securities trading by the Portfolio, see Part B of this Registration Statement.

         Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission, the Portfolio may make loans of its securities to member banks of the Federal Reserve System and to broker-dealers. Such loans would be required to be secured continuously by collateral and cash or cash equivalents maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Portfolio would have the right to call a loan and obtain the securities loaned at any time on five days' notice. During the existence of a loan, the Portfolio would continue to collect the equivalent of the dividends paid by the issuer on the securities loaned and would also receive interest on investment of cash collateral. The Portfolio may pay finder's and other fees in connection with securities loans. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

         Although it has no current intention to do so, the Portfolio may make short sales of securities or maintain a short position, if at all times when a short position is open the Portfolio owns an equal amount of such securities, or securities convertible into such securities.

         The approval of the investors in the Portfolio is not required to change the investment objective or any of the investment policies discussed above.

         Part B of this Registration Statement includes a discussion of other investment policies and a listing of specific investment restrictions which govern the investment policies of the Portfolio. Certain of the investment restrictions listed in Part B of this Registration Statement may not be changed without the approval of the investors in the Portfolio.

Item 5.  Management of the Portfolio.

         The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. KLD is the investment adviser and sponsor of the Portfolio. The address of KLD is 129 Mt. Auburn Street, Cambridge, Massachusetts 02138. A majority of the Portfolio's Trustees are not affiliated with KLD. Signature Broker-Dealer Services, Inc. ("Signature") is the Portfolio's administrator (the "Administrator"). The Portfolio's transfer agent and dividend paying agent is Investors Bank & Trust Company ("IBT"). The address of IBT is 89 South Street, Boston, Massachusetts 02111.

         KLD provides advice to the Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). The services provided by the Adviser consist of determining the stocks to be included in the Index and evaluating, in accordance with the Adviser's social criteria, debt securities which may be purchased by the Portfolio. For its services under the Advisory Agreement, the Adviser receives from the Portfolio a fee accrued daily and paid monthly at an annual rate equal to 0.05% of the Portfolio's average daily net assets, on an annualized basis for the Portfolio's then current fiscal year.

         "DominiSM" and "Domini 400 Social IndexSM" are service marks of KLD. Pursuant to an agreement with the Portfolio, the Portfolio will be required to discontinue use of such service marks if KLD ceases to be the investment adviser of the Portfolio.

         Mellon Equity manages the Portfolio on a day-to-day basis pursuant to an Investment Management Agreement (the "Management Agreement"). Mellon Equity does not determine the composition of the Domini Social Index.

         Under the Management Agreement, the Portfolio pays Mellon Equity an investment management fee equal on an annual basis to 0.10% of the average daily net assets of the Portfolio, Prior to October 4, 1996, the Portfolio paid Mellon Equity an investment management fee equal on an annual basis to the following percentages of the Portfolio's average daily net assets for its then-current fiscal year: 0.10% of assets up to $50 million; 0.30% of assets between $50 million and $100 million; 0.20% of assets between $100 million and $500 million; and 0.15% of assets over $500 million.

         Mellon Equity is a Pennsylvania business trust whose beneficial owners are Mellon Bank N.A. and MMIP, Inc. Mellon Equity has been registered as an investment adviser under the Investment Advisers Act of 1940 since 1986. Prior to 1987, the Manager was part of the Equity Management Group of Mellon Bank Corporation's Trust and Investment Department, which has managed pension assets since 1947.

         As of June 30, 1996, the Manager had approximately $9.8 billion in assets under management.

         Mellon Equity believes that the performance of investment management services for the Portfolio will not violate the Glass-Steagall Act or other applicable banking laws or regulations. However, future statutory or regulatory changes, as well as future judicial or administrative decisions and interpretations of present and future statutes and regulations, could prevent Mellon Equity from continuing to perform such services for the Portfolio. If Mellon Equity were prohibited from acting as investment manager to the Portfolio, it is expected that the Trustees would recommend to shareholders approval of a new investment management agreement with another qualified investment manager selected by the Trustees, or that the Trustees would recommend other appropriate action.

         Pursuant to a Sponsorship Agreement, dated November 6, 1996, KLD pays the ordinary operating expenses of the Portfolio (other than brokerage fees and commissions, interest, taxes and extraordinary expenses) and provides the Portfolio with adminstrative personnel and services necessary to operate the Portfolio. In addition to general administrative services, such services include answering quesoins from the general public and the media regarding the securities holdings of the Portfolio. For these services and facilities, KLD receives fees computed and paid monthly from the Portfolio at an annual rate of 0.20% of the average daily net assets of the Portfolio, for the Portfolio's then current fiscal year.

         Pursuant to an Administrative Services Agreement between Signature and KLD, KLD has engaged Signature to provide certain administrative services to the Portfolio. In such capacity, Signature performs certain administrative services requested by the Sponsor. For these services, since November 6, 1996, the Sponsor pays to Signature a fee computed daily and paid monthly at an annual rate equal to 0.020% of the average daily net assets of the Portfolio, for the Portfolio's then-current fiscal year. From October 4, 1996 to November 6, 1996 Signature received fees computed daily and paid monthly at an annual rate equal to 0.25% of the average daily net assets of the Portfolio, for the Portfolio's then-current fiscal year. Prior to October 4, 1996, Signature waived its administrative fees from the Portfolio.

         The Portfolio pays all of its expenses, including the compensation of its Trustees who are not affiliated with Signature; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of and the net income on the Portfolio; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental offices and commissions; and the advisory fees and the sponsorship fees.

         Pursuant to an expense payment arrangement between Signature and the Portfolio effective January 1, 1995, Signature has agreed to pay all of the operating expenses of the Portfolio. The arrangement will terminate on December 31, 1999 unless sooner terminated by mutual agreement of the parties. Under the arrangement, Signature receives expense payment fees computed and paid monthly from the Portfolio, at an annual rate equal to 0.175% of the Portfolio's average daily net assets for its then-current fiscal year.

Item 6.  Capital Stock and Other Securities.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The Portfolio reserves the right to create and issue any number of series, in which case investments in each series would participate equally in the earnings, dividends and assets of the particular series. Currently, the Portfolio has only one series.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading ("Fund Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940 (the "1940 Act")). This determination is made once during each such day as of 4:00 p.m., Eastern time. All the net income of the Portfolio, as defined below, so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. At 4:00 p.m., Eastern time, on each Fund Business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., Eastern time, on the following Fund Business Day.

         The end of the Portfolio's fiscal year is July 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to Signature at 6 St. James Avenue, Boston, Massachusetts 02116, (617) 423-0800.

Item 7.  Purchase of Securities.

         Beneficial interests in the Portfolio will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined on each Fund Business Day.

         Since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         The exclusive placement agent for the Portfolio is Signature. The principal business address of Signature is 6 St. James Avenue, Boston, Massachusetts 02116. Signature receives no additional compensation for serving as the exclusive placement agent for the Portfolio.

Item 8.  Redemption or Repurchase.

         An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Fund Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 9.  Pending Legal Proceedings.

         Not applicable

DSI73C
                                     PART B

Item 10.  Cover Page.

         Not applicable.

Item 11.  Table of Contents.

                                                           Page

         General Information and History.................. B-1
         Investment Objectives and Policies............... B-1
         Management of the Portfolio...................... B-7
         Control Persons and Principal Holders
           of Securities.................................. B-9
         Investment Advisory, Management and Other
           Services....................................... B-9
         Portfolio Transactions and Brokerage Commissions. B-12
         Capital Stock and Other Securities............... B-14
         Purchase, Redemption and Pricing of Securities... B-15
         Tax Status....................................... B-17
         Underwriters..................................... B-18
         Calculations of Performance Data................. B-18
         Financial Statements............................. B-18

Item 12.  General Information and History.

         Not applicable.

Item 13.  Investment Objectives and Policies.

         The investment objective of the Portfolio is to provide its investors with long-term total return which corresponds to the total return performance of the Domini 400 Social Index (sometimes referred to herein as the "Domini Social Index" or the"Index"), an index comprised of stocks selected based upon the Portfolio's social criteria. There can be no assurance that the Portfolio will achieve its investment objective.

         The following supplements the information concerning the investment policies of the Portfolio contained in Part A and should read only in conjunction therewith.

         A company which is not included in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") may be included in the Index primarily in order to afford representation to an industrial sector which would otherwise be under- represented in the Index. Because of the social criteria applied in the selection of stocks comprising the Index, industry sector weighting in the Index may vary materially from the industry weightings in other stock indices, including the S&P 500.

         The Portfolio does not purchase securities which the Portfolio believes, at the time of purchase, will be subject to exchange controls or foreign withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event unforeseen exchange controls or foreign withholding taxes are imposed with respect to any of the Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments.

         Although the Portfolio has no current intention to do so, the Portfolio may invest in securities which may be resold pursuant to Rule 144A under the 1933 Act.

         It is a fundamental policy of the Portfolio that Portfolio may not invest more than 25% of the total assets of the Portfolio in any one industry, and the Portfolio may and would invest more than 25% of its assets in an industry if stocks in that industry were to comprise more than 25% of the Domini Social Index. Based on the current composition of the Index, this is considered highly unlikely. If the Portfolio were to concentrate its investments in a single industry, the Portfolio would be more susceptible to any single economic, political or regulatory occurrence than would be another investment company which was not so concentrated.

         LOANS OF SECURITIES: The Portfolio may lend its securities to brokers, dealers and financial institutions, provided that (1) the loan is secured continuously by collateral consisting of U.S. Government securities or cash or letters of credit which is marked to the market daily to ensure that each loan is fully collateralized at all times; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned within five business days;
(3) the Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed 30% of the total assets of the Portfolio.

         The Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested in short-term money market instruments. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

         In connection with lending securities, the Portfolio may pay reasonable finders, administrative and custodial fees. No such fees will be paid to any person if it or any of its affiliates is affiliated with the Portfolio, the Adviser or the Manager.

         Although the Portfolio reserves the right to lend its securities, it has no current intention of doing so in the foreseeable future.

         RISK FACTORS INVOLVED IN OPTION CONTRACTS: Although it has no current intention to do so, the Portfolio may in the future enter into certain transactions in stock options for the purpose of hedging against possible increases in the value of securities which are expected to be purchased by the Portfolio or possible declines in the value of securities which are expected to be sold by the Portfolio. Generally, the Portfolio would only enter into such transactions on a short-term basis pending readjustment of its holdings of underlying stocks.

         The purchase of an option on an equity security provides the holder with the right, but not the obligation, to purchase the underlying security, in the case of a call option, or to sell the underlying security, in the case of a put option, for a fixed price at any time up to a stated expiration date. The holder is required to pay a non-refundable premium, which represents the purchase price of the option. The holder of an option can lose the entire amount of the premium, plus related transaction costs, but not more. Upon exercise of the option, the holder is required to pay the purchase price of the underlying security in the case of a call option, or deliver the security in return for the purchase price in the case of a put option.

         Prior to exercise or expiration, an option position may be terminated only by entering into a closing purchase or sale transaction. This requires a secondary market on the exchange on which the position was originally established. While the Portfolio would establish an option position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular option contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, and the Portfolio could be required to purchase or sell the instrument underlying an option, make or receive a cash settlement or meet ongoing variation margin requirements. The inability to close out option positions also could have an adverse impact on the Portfolio's ability effectively to hedge its portfolio.

         Each exchange on which option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Adviser does not believe that these trading and position limits would have an adverse impact on the possible use of hedging strategies by the Portfolio.

         The approval of the investors in the Portfolio is not required to change the investment objective or any of the non-fundamental investment policies discussed above, including those concerning security transactions.

         INVESTMENT RESTRICTIONS: The Portfolio has adopted the following policies which may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Registration Statement means the vote of the lesser of (i) 67% or more of the beneficial interest in the Portfolio present at a meeting, if the holders or more than 50% of the beneficial interest in the Portfolio are present or represented by proxy, or (ii) more than 50% of the beneficial interest in the Portfolio.

         The Portfolio may not:

         (1) borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed (moreover the Portfolio may not purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value) (it is intended that the Portfolio would borrow money only from banks and only to accommodate requests for the withdrawal of all or a portion of a beneficial interest in the Portfolio while effecting an orderly liquidation of securities); for additional related restrictions, see clause (i) under the caption "Non-Fundamental State and Federal Restrictions" below;

         (2) purchase any security or evidence of interest therein on margin, except that the Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and except that the Portfolio may make deposits of initial deposit and variation margin in connection with the purchase, ownership, holding or sale of options;

         (3) write any put or call option or any combination thereof, provided that this shall not prevent (i) the purchase, ownership, holding or sale of warrants where the grantor of the warrants is the issuer of the underlying securities, or (ii) the purchase, ownership, holding or sale of options on securities;

         (4) underwrite securities issued by other persons, except insofar as the Portfolio may technically be deemed an underwriter under the 1933 Act in selling a security;

         (5) make loans to other persons except (a) through the lending of its securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), or (b) through the use of repurchase agreements or the purchase of short term obligations and provided that not more than 10% of the Portfolio's total assets will be invested in repurchase agreements maturing in more than seven days; for additional related restrictions, see paragraph (6) immediately following;

         (6) invest in securities which are subject to legal or contractual restrictions on resale (other than repurchase agreements maturing in not more than seven days and other than securities which may be resold pursuant to Rule 144A under the 1933 Act if the Board of Trustees determines that a liquid market exists for such securities) if, as a result thereof, more than 10% of its net assets (taken at market value) would be so invested (including repurchase agreements maturing in more than seven days);

         (7) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio);

         (8) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 5% of the Portfolio's net assets (taken at market value) is held as collateral for such sales at any one time (it is the present intention of the Portfolio to make such sales only for the purpose of deferring realization of gain or loss for federal income tax purposes);

         (9) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating paragraph (1) above;

         (10) as to 75% of its assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States or any agency or instrumentality of the United States), except that for purposes of this restriction the issuer of an option shall not be deemed to be the issuer of the security or securities underlying such contract; or

         (11) invest more than 25% of its assets in any one industry unless the stocks in a single industry were to comprise more than 25% of the Domini Social Index, in which case the Portfolio will invest more than 25% of its assets in that industry.

         NON-FUNDAMENTAL STATE AND FEDERAL RESTRICTIONS: In order to comply with certain state and federal statutes and policies, the Portfolio will not as a matter of operating policy:

(i) borrow money for any purpose in excess of 10% of the total assets of the Portfolio (taken in each case at cost) (moreover, the Portfolio will not purchase any securities at any time at which borrowings exceed 5% of its total assets (taken at market value)),

(ii) pledge, mortgage or hypothecate for any purpose in excess of 10% of the net assets of the Portfolio (taken in each case at market value), provided that collateral arrangements with respect to options, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction,

(iii) sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities, without payment of further consideration, equivalent in kind and amount to the securities sold, and provided that if such right is conditional the sale is made upon the same conditions,

(iv) invest for the purpose of exercising control or management,

(v) purchase securities issued by any registered investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that the Portfolio will not purchase the securities of any registered investment company if such purchase at the time thereof would cause more than 10% of the total assets of the Portfolio (taken at the greater of cost or market value) to be invested in the securities of such issuers or would cause more than 3% of the outstanding voting securities of any such issuer to be held by the Portfolio; and provided, further, that the Portfolio shall not purchase securities issued by any open-end investment company,

(vi) invest more than 10% of the net assets of the Portfolio (taken at the greater of cost or market value), in securities (excluding Rule 144A securities) that are restricted as to resale under the 1933 Act,

(vii) invest more than 15% of the net assets of the Portfolio (taken at the greater of cost or market value), (a) in securities that are restricted as to resale by the 1933 Act (including Rule 144A securities), and (b) in securities that are issued by issuers which (including the period of operation of any predecessor company or unconditional guarantor of such issuer) have been in operation less than three years, provided, however, that no more than 5% of the net assets of the Fund or the Portfolio, respectively, are invested in securities issued by issuers which (including predecessors) have been in operation less than three years,

(viii) purchase puts, calls, straddles, spreads and any combination thereof if the value of its aggregate investment in such securities will exceed 5% of the Portfolio's total assets at the time of such purchase,

(ix) purchase securities of any issuer if such purchase at the time thereof would cause it to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, except that option contracts shall not be subject to this restriction,

(x) purchase or retain any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio or is an officer or director of the Adviser or the Manager, if after the purchase of the securities of such issuer by the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value,

(xi) invest more than 5% of the Portfolio's net assets in warrants (valued at the lower of cost or market), but not more than 2% of the Portfolio's net assets may be invested in warrants not listed on the New York Stock Exchange Inc. or the American Stock Exchange, or

(xii) make short sales of securities or maintain a short position, unless at all times when a short position is open, the Portfolio owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue and equal in amount to the securities sold short, and unless not more than 10% of the Portfolio's net assets (taken at market value) is represented by such securities, or securities convertible into or exchangeable for such securities, at any one time (the Portfolio has no current intention to engage in short selling).

         Restrictions (i) through (xii) are not fundamental and may be changed by the Portfolio without the approval of its investors in response to changes in the various state and federal requirements.

         PERCENTAGE AND RATING RESTRICTIONS: If a percentage restriction or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio will not be considered a violation of policy; provided that if at any time the ratio of borrowings of the Portfolio to the net asset value of the Portfolio exceeds the ratio permitted by Section 18(f) of the 1940 Act, the Portfolio will take the corrective action required by Section 18(f).

Item 14.  Management of the Portfolio.

         The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 6 St. James Avenue, Boston, Massachusetts 02116.

                                    Trustees

AMY L. DOMINI* -- Chair, President and Trustee of the Portfolio; Officer of Kinder, Lydenberg, Domini & Co., Inc.; Trustee, Loring, Wolcott & Coolidge.

PHILIP W. COOLIDGE* -- Trustee of the Portfolio; Chief Executive Officer, Signature Financial Group, Inc. ("SFG").

ALLEN M. MAYES -- 7985 Willow Creek Drive, Beaumont, Texas 77707; Trustee of the Portfolio; Senior Associate General Secretary of the General Board of Pensions of the United Methodist Church; Member of the Board of Directors of Investor Responsibility Research Center; Member of Board of Trustees of Wiley College.

TIMOTHY SMITH -- 475 Riverside Drive, New York, New York 10115; Trustee of the Portfolio; Executive Director of the Interfaith Center on Corporate Responsibility.

FREDERICK C. WILLIAMSON -- Five Roger Williams Green, Providence, Rhode Island 02904; Trustee of the Portfolio; Treasurer of Rhode Island Group Health Association (HMO); Trustee of National Trust for Historic Preservation; Chairman of Rhode Island Localities Cash Trust; Trustee of National Parks and Conservation Association.

         Each Trustee is paid an annual fee as follows for serving as Trustee of the Portfolio and is reimbursed for expenses incurred in connection with service as a Trustee. The compensation paid to the Trustees for the fiscal year ended July 31, 1996 is set forth below. The Trustees may hold various other directorships unrelated to the Portfolio.

                                      Pension or
                                      Retirement
                                      Benefits                    Total
                       Aggregate      Accrued as   Annual         Compensation
                       Compensation   Part of      Benefits       from
                       from the       Portfolio    upon           the
                       Portfolio      Expenses     Retirement     Portfolio

Amy L. Domini*,        None           None         None           None
Chair, President
and Trustee

Philip W. Coolidge*,   None           None         None           None
Trustee

Allen M. Mayes,        $1,200         None         None           $1,200
Trustee

Timothy Smith,         $1,200         None         None           $1,200
Trustee

Frederick C. Williams, $1,200         None         None           $1,200
Trustee

                                    Officers

PETER D. KINDER -- Vice President of the Portfolio; President of Kinder, Lydenberg, Domini & Co., Inc.

STEVEN D. LYDENBERG -- Vice President of the Portfolio; Director of Research of Kinder, Lydenberg, Domini & Co., Inc.

JOHN R. ELDER -- Treasurer; Vice President, SFG (since April, 1995); Treasurer, Phoenix Family of Mutual Funds (prior to April, 1995).

LINDA T. GIBSON -- Assistant Secretary; Legal Counsel and Assistant Secretary, SFG; Assistant Secretary, Signature (since November, 1992); law student, Boston University School of Law (prior to May, 1992).

MOLLY S. MUGLER -- Assistant Secretary; Legal Counsel and Assistant Secretary, SFG; Assistant Secretary, Signature.

         Messrs. Coolidge and Elder and Mss. Gibson and Mugler also hold similar positions for other investment companies for which Signature or an affiliate serves as the principal underwriter.

         The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers (the "Indemnified Parties") against liabilities and expenses incurred in connection will litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that the Indemnified Parties engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that the Indemnified Parties did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such Indemnified Parties have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 15.  Control Persons and Principal Holders of Securities.

         As of October 31, 1996 the following shareholders of record owned 5% or more of the outstanding shares of the Portfolio: Domini Social Equity Fund (owner of 82.9% of the Portfolio) and Domini Institutional Social Equity Fund (owner of 15.2% of the Portfolio).

Item 16.  Investment Advisory, Management and Other Services.

         KLD provides advice to the Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). The services provided by the Adviser consist of determination of the stocks to be included in the Index and evaluating, in accordance with the Adviser's social criteria, debt securities which may be purchased by the Portfolio. The Adviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Advisory Agreement will continue in effect indefinitely if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority vote of the investors of the Portfolio at a meeting called for the purpose of voting on the Advisory Agreement (with the vote of each being in proportion to the amount of its investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

         For the fiscal years ended July 31, 1994 and 1995, the Adviser voluntarily waived all of its advisory fees. For the fiscal year ended July 31, 1996, the Portfolio incurred $38,150 in advisory fees.

         The Advisory Agreement provides that the Adviser may render services to others. The Advisory Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of their investment) or by a vote of a majority of its Board of Trustees, or by the Adviser, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Adviser not its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for wilful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement.

         Mellon Equity manages the assets of the Portfolio pursuant to an Investment Management Agreement (the "Management Agreement"). The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Management Agreement will continue in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority vote of the investors in the Portfolio at a meeting called for the purpose of voting on the Management Agreement (with the vote of each being in proportion to the amount of their investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

         Prior to November 21, 1994, State Street Bank and Trust Company (the "Former Manager") served as investment manager to the Portfolio. For the fiscal years ended July 31, 1994, the Portfolio incurred $16,986 in management fees to the Former Manager. For the period August 1, 1994 through November 20, 1994, the Portfolio incurred $10,180 in management fees to the Former Manager. For the period November 21, 1994 through July 31, 1995 and the fiscal year ended July 31, 1996, the Portfolio incurred $29,409 and $128,901 in management fees, respectively.

         The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable without penalty upon not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of their investment) or by a vote of the majority of its Board of Trustees, or by the Manager, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolio, except for wilful misfeasance, bad faith or gross negligence or reckless disregard for its or their obligations and duties under the Management Agreement.

         The Sponsorship Agreement, dated November 6, 1996, provides that Kinder, Lydenberg, Domini & Co., Inc. ("KLD" or the "Sponsor") pays the ordinary operating expenses of the Portfolio (other than brokerage fees and commissions, interest, taxes and extraordinary expenses) and provides the Portfolio with general office facilities and supervises the overall administration of the Portfolio, including, among other responsibilities, answering questions from the general public and the media regarding the securities holdings of the Portfolio, negotiating contracts and fees with and monitoring performance and billings of, the independent contractors and agents of the Portfolio; preparing and filing of all documents required for compliance by the Portfolio with applicable laws and regulations; and arranging for the maintenance of books and records of the Portfolio. The Sponsor provides persons satisfactory to the Board of Trustees of the Portfolio to serve as officers of the Portfolio. Such officers, as well as certain other employees and Trustees of the Portfolio, may be directors, officers or employees of the Sponsor or its affiliates.

         The Sponsorship Agreement with the Portfolio provides that KLD may render administrative services to others. The Sponsorship Agreement also provides that neither the Sponsor nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Portfolio, except for wilful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Sponsorship Agreement.

         The Sponsorship Agreement may be terminated without penalty by either party on not more than 60 days' written notice, except with respect to the expense payment obligations which terminate on December 31, 1999, unless sooner terminated by the mutual agreement of KLD and Signature.

         Pursuant to an Administrative Services Agreement between Signature and KLD, Signature serves as Administrator of the Portfolio. In such capacity, Signature performs certain administrative services requested by the Sponsor.

         For the fiscal years ended July 1994 and 1995, Signature voluntarily waived all of its administrative servces fees from the Portfolio. For the fiscal year ended July 31, 1996, the Portfolio incurred $38,150 in administrative fees.

          The Portfolio has entered into a Transfer Agency Agreement and a Custodian Agreement with Investors Bank & Trust Company ("IBT") pursuant to which IBT acts as transfer agent and custodian for the Portfolio. The principal business address of IBT is 89 South Street, Boston, Massachusetts 02111.

         Pursuant to an expense payment arrangement between Signature and the Portfolio, Signature has agreed to pay all of the operating expenses of the Portfolio. The arrangement will terminate on December 31, 1999 unless sooner terminated by mutual agreement of the parties. Under the arrangement, Signature receives expense payment fees computed and paid monthly from the Portfolio, at an annual rate equal to 0.175% of the Portfolio's average daily net assets for its then-current fiscal year.

         KPMG Peat Marwick LLP are the independent auditors for the Portfolio, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission. The principal business address of KPMG Peat Marwick LLP is 99 High Street, Boston, Massachusetts 02110.

Item 17.  Portfolio Transactions and Brokerage Commissions.

         Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Manager and who is appointed and supervised by its senior officers. Changes in the Portfolio's investments are reviewed by its Board of Trustees. The portfolio manager of the Portfolio may serve other clients of the Manager in a similar capacity.

         The Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Manager attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of the Portfolio and other clients of the Manager on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Manager normally seeks to deal directly with the primary market makers, unless in its option, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Manager on the tender of the Portfolio's securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Manager. At present no other recapture arrangements are in effect. Consistent with the foregoing primary consideration, the Conduct Rules of the National Association of Securities Dealers, Inc. and such other policies as the Trustees of the Portfolio may determine, the Manager may consider sales of shares of securities of investors in the Portfolio as a factor in the selection of broker-dealers to execute the Portfolio's securities transactions.

         Under the Management Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Manager may cause the Portfolio to pay a broker-dealer which provides brokerage and research services to the Manager an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if the Manager determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Manager's overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

         The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto such as clearance and settlement. However, because of the Portfolio's policy of investing in accordance with the Domini Social Index, the Manager and Adviser currently intend to make only a limited use of such brokerage and research services.

         Although commissions paid on every transaction will in the judgment of the Manager, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Manager's and Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto such as clearance and settlement. Certain broker-dealers may be willing to furnish statistical, research and other factual information or services to the Manager or the Adviser for no consideration other than brokerage or underwriting commissions.

         The Manager and the Adviser attempt to evaluate the quality of research provided by brokers. The Manager and the Adviser sometimes use evaluations resulting from this effort as a consideration in the selection of brokers to execute portfolio transactions. However, neither the Manager nor the Adviser is able to quantify the amount of commissions which are paid as a result of such research because a substantial number of transactions are effected through brokers which provide research but which are selected principally because of their execution capabilities.

         The fees that the Portfolio pays to the Adviser and the Manager will not be reduced as a consequence of the Portfolio's receipt of brokerage and research services. To the extent the Portfolio's securities transactions are used to obtain brokerage and research services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid for such portfolio transactions and research, by an amount which cannot be presently determined. Such services may be useful and of value to the Manager or the Adviser in serving both the Portfolio and other clients and, conversely, such services obtained by the placement of brokerage business of other clients may be useful to the Manager or the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Manager or the Adviser, the Manager and the Adviser would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff. For the fiscal years ended July 31, 1994, 1995 and 1996, the Portfolio paid brokerage commissions of $13,000, $15,222 and $45,017, respectively.

         In certain instances there may be securities which are suitable for the Portfolio as well as for one or more of the Adviser's or the Manager's other clients. Investment decisions for the Portfolio and for the Adviser's or the Manager's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by or bought or sold for other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will produce better executions for the Portfolio.

Item 18.  Capital Stock and Other Securities.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

         The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series would vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors.

Item 19.  Purchase, Redemption and Pricing of Securities.

         Beneficial interests in the Portfolio will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

         The net asset value of the Portfolio is determined each day on which the New York Stock Exchange is open for trading ("Portfolio Business Day"). (As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays: New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.) This determination of net asset value is made once during each such day as of the close of regular trading of such Exchange by deducting the amount of the Portfolio's liabilities, including expenses payable or accrued, from the value of its assets. Purchases and redemptions will be effected at the time of determination of net asset value next following the receipt of any purchase or redemption order.

         Equity securities held by the Portfolio are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. If the Portfolio purchases option contracts, such option contracts which are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Short-term obligations with remaining maturities of less than sixty days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio. Other securities held by the Portfolio for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

         A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Portfolio's Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

         Interest income on short-term obligations held by the Portfolio is determined on the basis of interest accrued less amortization of premium.

         At the close of each Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the close of business on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected as of the close of business on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of business on the following Portfolio Business Day.

Item 20.  Tax Status.

         The Portfolio is organized as a trust under New York law. As such, the Portfolio will not be subject to any income tax and, under the anticipated method of operation of the Portfolio, withdrawals from the Portfolio should not generate any taxable gain to an investor. However, each investor in the Portfolio must take into account its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with regulations promulgated by the Internal Revenue Service and should therefore be respected by the Internal Revenue Service.

         The Portfolio's taxable year-end is currently July 31. Although the Portfolio will not be subject to federal income tax, it will file a federal information income tax return upon which it will report its income, gain, loss, deductions and credits for its taxable year.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

         There are certain tax issues which will be relevant to only certain of the investors, specifically, investors which are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences.

         It is assumed that, (1) the Portfolio will be treated for federal income tax purposes as a partnership and (2) for purposes of determining whether the Fund satisfies the income and diversification requirements to maintain its status as a regulated investment company, the Fund, as an investor in the Portfolio, will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to the Portfolio's income or loss attributable to that share. The Portfolio has advised the Fund that it intends to conduct its operations so as to enable its investors, including the Fund, to satisfy those requirements.

         The Fund anticipates that the Portfolio will be treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, the Fund must take into account, in computing its federal income tax liability, its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Withdrawals by the Fund from the Portfolio generally will not result in the Fund recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the basis of the Fund's interest in the Portfolio prior to the distribution, (2) income or gain will be realized if the withdrawal is in liquidation of the Fund's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if the distribution is in liquidation of that entire interest and consists solely of cash and/or unrealized receivables. The basis of the Fund's interest in the Portfolio generally equals the amount of cash and the basis of any property that the Fund invests in the Portfolio, increased by the Fund's share of income from the Portfolio and decreased by the Fund's share of losses from the Portfolio and the amount of any cash distributions and the basis of any property distributed from the Portfolio.

         The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. The investment by the Fund in the Portfolio does not cause the Fund to be liable for any income or franchise tax in the State of New York.

Item 21.  Underwriters.

         The exclusive placement agent for the Portfolio is Signature, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 22.  Calculations of Performance Data.

         Not applicable.

Item 23.  Financial Statements.

         Financial statements of the Portfolio as of July 31, 1996 included herein have been so included in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, as experts in accounting and auditing.

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS
JULY 31, 1996
--------------------------------------------------------------------------------

 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 COMMON STOCKS -- 99.2%
 APPAREL -- 1.1%
      Brown Group Inc..........      400  $      5,450
      Hartmarx Corp. (b).......      600         2,925
      Lands' End Inc...........    1,700        34,425
      Liz Claiborne, Inc.......    3,200       104,400
      Nike Inc. (Class B)......    6,000       617,250
      Oshkosh B'Gosh, Inc.
       (Class A)...............      300         4,725
      Phillips-Van Heusen
       Corp....................      600         6,450
      Reebok International
       Ltd.....................    3,200       112,000
      Russell Corp.............    1,600        53,600
      Stride Rite Corp.........    1,900        13,775
      Timberland Co. (b).......      550         9,900
      VF Corp..................    2,700       150,862
                                          ------------
                                             1,115,762
                                          ------------
 COMMERCIAL PRODUCTS & SERVICES -- 1.8%
      Autodesk Inc.............    2,100        48,431
      Banta Corp...............    1,250        27,188
      Cintas Corp..............    1,900        96,900
      Deluxe Corp..............    3,500       129,063
      Donnelley, (R.R.) &
       Sons....................    6,200       199,950
      Harland (J.H.) Co........    1,300        31,525
      HON Industries Inc.......    1,300        39,000
      Kelly Services (Class
       A)......................    1,775        49,700
      Miller, (Herman) Inc.....      800        25,650
      Moore Corp., Ltd.........    4,300        74,712
      National Education Corp.
       (b).....................    1,300        19,662
      National Service
       Industries, Inc.........    1,900        72,437
      New England Business
       Services Inc............      300         5,137
      Pitney Bowes Inc.........    6,400       310,400
      Standard Register Co.....    1,200        32,400
      Xerox Corp...............   13,400       675,025
                                          ------------
                                             1,837,180
                                          ------------
 CONSTRUCTION -- 0.3%
      Centex Corp..............    1,500        43,500
      Fleetwood Enterprises,
       Inc.....................    1,500        45,563
      Graco Inc................      950        17,931
      Kaufman & Broad Home
       Corp....................    1,700        20,188
      Rouse Co.................    1,900        47,500
      Sherwin-Williams Co......    3,600       162,900

 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 CONSTRUCTION -- CONTINUED
      TJ International Inc.....      400  $      6,400
                                          ------------
                                               343,982
                                          ------------
 CONSUMER PRODUCTS & SERVICES -- 0.1%
      Avery Dennison Corp......    2,200       113,850
      ISCO Inc.................      200         1,875
      Tennant Co...............      200         5,200
                                          ------------
                                               120,925
                                          ------------
 ENERGY -- 3.7%
      Amoco Corp...............   20,800     1,391,000
      Anadarko Petroleum
       Corp....................    2,600       132,925
      Apache Corp..............    3,800       107,825
      Atlantic Richfield Co....    6,700       777,200
      Consolidated Natural Gas
       Co......................    3,900       196,463
      ENERGEN Corp.............      300         6,788
      Enron Corp...............   10,800       425,250
      Helmerich & Payne Inc....      900        31,500
      Louisiana Land &
       Exploration Co..........    1,300        70,200
      Oryx Energy Co. (b)......    4,400        69,300
      Pennzoil Co..............    2,200       108,075
      Rowan Companies Inc.
       (b).....................    4,000        57,500
      Santa Fe Energy Resources
       Inc. (b)................    3,700        42,087
      Sun Co...................    3,400        87,975
      Williams Companies
       Inc.....................    4,500       206,437
                                          ------------
                                             3,710,525
                                          ------------
 FINANCIAL -- 12.8%
      Ahmanson (H.F.) & Co.....    4,600       116,150
      American Express Co......   19,900       870,625
      Banc One Corp............   18,595       643,852
      Bank of Boston...........    6,400       339,200
      BankAmerica Corp.........   15,300     1,220,175
      Bankers Trust (N.Y.)
       Corp....................    3,300       237,188
      Barnett Banks Inc........    4,100       251,638
      Beneficial Corp..........    2,100       113,400
      Block (H. & R.), Inc.....    4,600       120,175
      Cincinnati Financial
       Corp....................    2,195       122,371
      CoreStates Financial
       Corp....................    9,200       361,100
      Dime Bancorp Inc. (b)....    4,500        55,688
      Edwards (A.G.), Inc......    2,525        69,122
      Federal Home Loan
       Mortgage Corp...........    7,300       615,025

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1996
--------------------------------------------------------------------------------

 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 FINANCIAL -- CONTINUED
      Federal National Mortgage
       Association.............   45,900  $  1,457,325
      Fifth Third Bancorp......    4,300       222,525
      First Chicago Corp.......   13,506       519,981
      First Fed Financial Corp.
       (b).....................      200         3,500
      Golden West Financial
       Corp....................    2,400       133,200
      Great Western Financial
       Corp....................    5,400       128,250
      Household International
       Inc.....................    4,000       298,000
      MBNA Corp................    9,300       259,238
      Mellon Bank Corp.........    5,800       305,950
      Merrill Lynch & Co.,
       Inc.....................    7,200       434,700
      Morgan (J.P.) & Co.,
       Inc.....................    7,900       679,400
      Norwest Corp.............   15,500       550,250
      Piper Jaffray Inc........      600         7,125
      PNC Bank Corp............   14,400       419,400
      ReliaStar Financial
       Corp....................    1,500        62,812
      Schwab (Charles) Corp....    7,200       173,700
      Student Loan Marketing
       Association.............    2,500       182,500
      SunTrust Banks Inc.......    9,700       356,475
      Transamerica Corp........    2,800       193,550
      Value Line Inc...........      300         9,975
      Vermont Financial
       Services Corp...........      100         3,150
      Wachovia Corp............    6,900       305,325
      Wells Fargo & Co.........    3,950       919,856
      Wesco Financial Corp.....      300        49,350
                                          ------------
                                            12,811,246
                                          ------------
 FOODS & BEVERAGES -- 10.9%
      Ben & Jerry's (Class A)
       (b).....................      100         1,600
      CPC International Inc....    6,000       401,250
      Campbell Soup Co.........   10,400       705,900
      Coca-Cola Co.............  104,600     4,903,125
      Fleming Cos. Inc.........    1,300        19,663
      General Mills, Inc.......    6,700       363,475
      Heinz (H.J.) Co..........   15,300       506,813
      Hershey Foods Corp.......    3,300       270,600
      Kellogg Co...............    8,800       657,800
      Odwalla Inc. (b).........      300         5,175
      PepsiCo, Inc.............   65,600     2,074,600
      Quaker Oats Co...........    5,500       176,000
      Ralston Purina Group.....    4,600       288,650
 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 FOODS & BEVERAGES -- CONTINUED
      Smucker (J.M.) Co. (Class
       A)......................    1,100  $     19,525
      Super Valu Inc...........    3,100        86,412
      Sysco Corp...............    7,400       214,600
      TCBY Enterprises, Inc....      500         2,062
      Tootsie Roll Industries,
       Inc.....................    1,145        40,361
      Wrigley, (Wm.) Jr. Co....    4,900       252,962
                                          ------------
                                            10,990,573
                                          ------------
 HEALTH CARE -- 8.5%
      Acuson Corp. (b).........    1,100        14,575
      Allergan Inc.............    2,600       105,950
      Alza Corp. (b)...........    3,800        94,050
      Angelica Corp............      300         6,563
      Apogee Enterprises,
       Inc.....................      700        22,750
      Becton Dickinson & Co....    2,700       201,488
      Bergen Brunswig Corp.
       (Class A)...............    1,895        49,270
      Biomet Inc. (b)..........    5,300        81,488
      Community Psychiatric
       Centers (b).............    2,000        16,000
      Forest Laboratories, Inc.
       (b).....................    1,700        58,013
      Humana Inc. (b)..........    6,800       113,900
      Johnson & Johnson........   55,600     2,654,900
      Manor Care Inc...........    2,800        92,400
      Medtronic Inc............    9,700       459,537
      Merck & Co., Inc.........   51,000     3,276,750
      Mylan Laboratories
       Inc.....................    4,700        70,500
      Oxford Health Plans
       (b).....................    3,300       113,850
      Schering-Plough Corp.....   15,400       848,925
      St. Jude Medical Inc.
       (b).....................    3,300       110,962
      Stryker Corp.............    4,300       105,686
      Sunrise Medical Inc.
       (b).....................      600         9,225
      United American
       Healthcare (b)..........      200         2,050
                                          ------------
                                             8,508,832
                                          ------------
 HOUSEHOLD GOODS -- 6.0%
      Alberto Culver Co. (Class
       B)......................    1,200        51,750
      Avon Products, Inc.......    5,600       246,400
      Bassett Furniture
       Industries, Inc.........      300         6,600
      Church & Dwight Co.,
       Inc.....................      900        18,675
      Clorox Co................    2,100       190,838
      Colgate-Palmolive Co.....    6,200       486,700

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1996
--------------------------------------------------------------------------------

 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 HOUSEHOLD GOODS -- CONTINUED
      Handleman Co. (b)........      700  $      3,238
      Harman International
       Industries, Inc.........      830        37,246
      Hasbro Inc...............    3,500       125,563
      Huffy Corp...............      300         3,525
      Kimberly-Clark Corp......   11,832       899,232
      Leggett & Platt Inc......    3,600        93,600
      Mattel, Inc..............   11,585       286,729
      Maytag Co................    4,500        90,000
      Newell Co................    6,700       215,237
      Oneida, Ltd..............      200         3,100
      Procter & Gamble Co......   28,600     2,556,125
      Rubbermaid Inc...........    6,400       184,000
      Shaw Industries..........    5,300        72,875
      Snap-On Tools Corp.......    1,900        84,312
      Springs Industries Inc.
       (Class A)...............      800        36,500
      Stanhome, Inc............      600        15,750
      Stanley Works............    3,900       111,150
      Thomas Industries........      200         3,475
      Whirlpool Corp...........    3,200       157,600
                                          ------------
                                             5,980,220
                                          ------------
 INSURANCE -- 6.1%
      Aetna Inc................    6,570       381,885
      Alexander & Alexander
       Services Inc............    1,600        26,400
      American General Corp....    8,900       309,275
      American International
       Group, Inc..............   19,800     1,863,675
      Chubb Corp...............    7,100       296,425
      CIGNA Corp...............    3,200       340,800
      General Re Corp..........    3,300       484,275
      Hartford Steam Boiler....      800        34,900
      Jefferson-Pilot Corp.....    3,100       162,750
      Lincoln National Corp....    4,200       179,025
      Marsh & McLennan
       Companies, Inc..........    3,100       280,937
      Providian Corp...........    3,800       150,575
      SAFECO Corp..............    5,300       182,519
      St. Paul Companies.......    3,400       175,950
      Torchmark Corp...........    3,300       140,662
      Travelers Corp...........   19,764       835,008
      UNUM Corp................    3,000       183,000
      USF&G Corp...............    5,400        85,725
      USLIFE Corp..............    1,425        42,394
                                          ------------
                                             6,156,180
                                          ------------
 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 MANUFACTURING -- 2.1%
      Applied Materials, Inc.
       (b).....................    7,700  $    183,838
      Boston Scientific Corp.
       (b).....................    7,400       353,350
      Brady (W.H.) (Class A)...      700        15,225
      Briggs & Stratton
       Corp....................    1,200        45,150
      Case Corp................    3,000       132,750
      Cincinnati Milacron......    1,400        27,650
      Clarcor, Inc.............      300         5,888
      Deere & Co...............   11,100       396,825
      Dionex Corp. (b).........      400        13,900
      Fastenal Co..............    1,700        73,100
      Gerber Scientific........      800        11,800
      Goulds Pumps, Inc........    1,200        26,700
      Hunt Manufacturing Co....      400         5,250
      Illinois Tool Works
       Inc.....................    5,000       321,875
      James River Corp. of
       Virginia................    3,600        90,900
      Lawson Products, Inc.....      300         6,675
      Marquette Electronics
       (Class A) (b)...........    1,500        27,750
      Millipore Corp...........    1,700        58,012
      Nordson Corp.............      800        40,400
      Thermo Electron Corp.
       (b).....................    6,000       224,250
      Watts Industries Inc.
       (Class A)...............    1,100        17,737
      Wellman Inc..............    1,600        31,200
      Zurn Industries Inc......      400         8,150
                                          ------------
                                             2,118,375
                                          ------------
 MEDIA -- 3.9%
      BET Holdings Inc. (Class
       A) (b)..................      800        19,600
      Comcast Corp. (Class
       A)......................    9,600       135,600
      Disney (Walt) Co.........   28,400     1,579,750
      Dow Jones & Co. Inc......    4,100       160,413
      Edmark Corp. (b).........      500         8,125
      Frontier Corp............    6,700       188,438
      King World Productions
       Inc. (b)................    1,600        57,400
      Lee Enterprises, Inc.....    1,600        31,800
      McGraw-Hill Inc..........    4,100       159,900
      Media General Inc. (Class
       A)......................    1,300        37,212
      Meredith Corp............    1,200        48,750
      New York Times Co. (Class
       A)......................    4,300       125,237

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1996
--------------------------------------------------------------------------------

 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 MEDIA -- CONTINUED
      Scholastic Corp. (b).....      700  $     45,675
      Tele-Communications, Inc.
       (Class A) (b)...........    26,90       383,325
      Times Mirror Co. (Class
       A)......................    4,300       177,912
      Turner Broadcasting
       System Inc. (Class A)...    5,700       146,775
      US West Media Group (b)..   19,000       327,750
      Viacom Inc. (Class A)
       (b).....................    3,300       113,025
      Washington Post Co.
       (Class B)...............      450       140,175
                                          ------------
                                             3,886,862
                                          ------------
 MISCELLANEOUS -- 2.0%
      Alco Standard Corp.......    5,700       249,375
      Allwaste, Inc. (b).......    1,300         5,688
      American Greetings Corp.
       (Class A)...............    3,500        84,875
      Avnet, Inc...............    1,800        78,525
      Bemis Co., Inc...........    2,000        65,250
      CPI Corp.................      400         5,750
      Cross, (A.T.) Co. (Class
       A)......................      500         6,688
      DeVRY Inc. (b)...........    1,100        47,988
      Fedders Corp.............    1,300         7,475
      Fuller (H.B.) Co.........      500        17,375
      General Signal Corp......    2,200        86,075
      Harcourt General Inc.....    3,000       143,625
      Hillenbrand Industries
       Inc.....................    3,200       107,200
      Ionics Inc. (b)..........      800        33,400
      Jostens Inc..............    1,600        30,600
      KENETECH Corp. (b).......      900           253
      Marriott International
       Corp....................    5,300       272,287
      Omnicom Group, Inc.......    3,000       121,500
      Polaroid Corp............    1,800        76,050
      Sealed Air Corp. (b).....    1,600        55,600
      Service Corp.
       International...........    5,000       275,625
      Sonoco Products Co.......    4,005       118,147
      Toro Co..................      800        24,300
      Whitman Corp.............    4,600       102,925
                                          ------------
                                             2,016,576
                                          ------------
 RESOURCE DEVELOPMENT -- 2.5%
      Air Products & Chemicals,
       Inc.....................    4,800       256,200
      Aluminum Co. of America..    7,200       417,600
      ARCO Chemical Co.........    4,000       199,000
      Battle Mountain Gold
       Co......................   10,700        97,638
 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 RESOURCE DEVELOPMENT -- CONTINUED
      Betz Laboratories,
       Inc.....................    1,100  $     49,913
      Cabot Corp...............    3,300        82,913
      Calgon Carbon Corp.......    1,300        15,275
      Consolidated Papers
       Inc.....................    1,800        90,450
      Cyprus Amax Minerals
       Co......................    4,000        86,000
      Echo Bay Mines Ltd.......    5,400        55,350
      Inland Steel Industries
       Inc.....................    2,300        39,963
      Mead Corp................    2,100       114,975
      Morton International
       Inc.....................    6,100       219,600
      Nalco Chemical Co........    3,200        96,000
      Nucor Corp...............    3,600       168,750
      Praxair Inc..............    6,500       249,437
      Sigma-Aldrich Corp.......    2,000       105,000
      Westvaco Corp............    4,500       127,687
      Worthington Industries,
       Inc.....................    3,800        72,200
                                          ------------
                                             2,543,951
                                          ------------
 RETAIL -- 10.9%
      Albertson's, Inc.........   10,700       438,700
      American Stores Co.......    6,400       238,400
      Bob Evans Farms, Inc.....    1,900        26,600
      Charming Shoppes Inc.
       (b).....................    3,700        23,819
      Circuit City Stores
       Inc.....................    3,900       122,850
      Claire's Stores Inc......    1,600        45,800
      Dayton-Hudson Corp.......    9,300       281,325
      Dillard Department
       Stores..................    4,800       150,600
      Dollar General Corp......    3,308        85,582
      Egghead Inc. (b).........      300         2,775
      Gap, Inc.................   12,000       357,000
      Giant Food Inc. (Class
       A)......................    2,300        77,338
      Gibson Greetings Inc.
       (b).....................      500         6,000
      Great Atlantic & Pacific
       Tea Co., Inc............    1,700        46,963
      Hannaford Brothers Co....    2,000        63,000
      Hechinger Co. (Class
       A)......................      800         2,800
      Home Depot, Inc..........   20,033     1,011,667
      International Dairy
       Queen, Inc. (Class A)
       (b).....................    1,300        26,000
      K-Mart Corp. (b).........   20,600       206,000
      Kroger Co. (b)...........    5,400       203,850
      Lillian Vernon Corp......      200         2,450
      Limited, Inc.............   13,000       250,250
      Longs Drug Stores,
       Inc.....................      700        27,125
      Lowe's Companies, Inc....    7,200       234,900
      Luby's Cafeterias,
       Inc.....................    1,100        26,675
      May Department Stores
       Co......................   10,500       471,187

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1996
--------------------------------------------------------------------------------

 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 RETAIL -- CONTINUED
      McDonald's Corp..........   29,200  $  1,354,150
      Melville Corp............    4,500       176,062
      Mercantile Stores Co.,
       Inc.....................    1,600        78,400
      Morrison Restaurants
       Inc.....................        0             4
      Nordstrom Inc............    3,400       141,100
      Penney, (J.C.) Co.,
       Inc.....................    9,300       462,675
      Pep Boys.................    2,400        72,600
      Price/Costco Inc. (b)....    8,315       170,457
      Ruby Tuesday.............      500         9,875
      Ryan's Family Steakhouse,
       Inc. (b)................    2,400        18,300
      Sears Roebuck & Co.......   16,200       664,200
      Skyline Corp.............      400         9,700
      Specs Music Inc. (b).....      200           300
      Starbucks Corp. (b)......    3,400        88,400
      Tandy Corp...............    2,600       109,850
      TJX Companies Inc........    2,900        87,362
      Toys 'R' Us, Inc. (b)....   11,620       306,477
      Wal-Mart Stores, Inc.....   96,400     2,313,600
      Walgreen Co..............   10,000       317,500
      Whole Foods Market (b)...      800        25,100
      Woolworth (F.W.) Co.
       (b).....................    5,500       105,875
                                          ------------
                                            10,941,643
                                          ------------
 TECHNOLOGIES -- 14.8%
      Advanced Micro Devices,
       Inc. (b)................    5,300        64,263
      Amdahl Corp. (b).........    5,300        52,338
      American Power Conversion
       Corp. (b)...............    4,200        49,350
      Analog Devices, Inc.
       (b).....................    4,600        96,025
      Apple Computer, Inc.
       (b).....................    5,600       123,200
      Automatic Data
       Processing, Inc.........   12,100       479,463
      Baldor Electric Co.......    1,200        23,850
      Borland International,
       Inc. (b)................    1,300         9,750
      Cisco Systems, Inc.
       (b).....................   26,700     1,381,725
      Compaq Computer Corp.
       (b).....................   11,300       618,675
      Computer Assoc.
       International Inc.......   15,300       778,388
      Cooper Industries Inc....    4,400       173,250
      Digital Equipment Corp.
       (b).....................    6,200       219,325
      DSC Communications Corp.
       (b).....................    5,000       150,000
 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 TECHNOLOGIES -- CONTINUED
      Grainger, (W.W.) Inc.....    2,100  $    147,525
      Hewlett-Packard Co.......   42,900     1,887,600
      Hubbell Inc. (Class B)...    1,430        98,134
      Intel Corp...............   34,500     2,591,813
      International Business
       Machines Inc............   22,500     2,427,188
      MCI Communications
       Corp....................   28,700       706,737
      Micron Technology,
       Inc.....................    8,300       155,625
      Molex, Inc...............    4,500       132,750
      National Semiconductor
       Corp. (b)...............    5,700        80,512
      Novell Inc. (b)..........   14,300       152,831
      Perkin-Elmer Corp........    2,000       104,500
      Quarterdeck Corp. (b)....    1,100         7,150
      Raychem Corp.............    1,800       119,025
      Shared Medical Systems
       Corp....................    1,000        55,000
      Solectron Corp. (b)......    2,100        66,150
      Sprint Corp..............   18,400       673,900
      Stratus Computer Inc.
       (b).....................    1,100        20,212
      Sun Microsystems Inc.
       (b).....................    7,900       431,537
      Tandem Computers Inc.
       (b).....................    4,600        48,300
      Tektronix, Inc...........    1,400        53,550
      Tellabs, Inc. (b)........    3,800       227,050
      Thomas & Betts Corp......    1,700        62,050
      3Com Corp. (b)...........    6,900       271,688
      360 (Degrees)
       Communications (b)......        1            23
      Xilinx Inc. (b)..........    3,300       106,837
                                          ------------
                                            14,847,289
                                          ------------
 TRANSPORTATION -- 2.3%
      AMR Corp. (b)............    3,800       299,725
      Airborne Freight Corp....    1,200        25,650
      Alaska Air Group, Inc.
       (b).....................      600        14,400
      CSX Corp.................    8,900       429,425
      Conrail Inc..............    3,400       222,700
      Consolidated Freightways,
       Inc.....................    1,700        33,363
      Delta Air Lines, Inc.....    3,200       223,600
      Federal Express Corp.
       (b).....................    2,300       178,825
      GATX Corp................      900        40,500
      Norfolk Southern Corp....    5,300       428,637
      Roadway Services.........      750        10,969
      Ryder System, Inc........    3,700        98,512
      Southwest Airlines
       Inc.....................    6,000       148,500

DOMINI SOCIAL INDEX PORTFOLIO
PORTFOLIO OF INVESTMENTS -- CONTINUED
JULY 31, 1996
--------------------------------------------------------------------------------

 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 TRANSPORTATION -- CONTINUED
      UAL Corp. (b)............    2,400  $    122,400
      Yellow Corp. (b).........    1,300        16,575
                                          ------------
                                             2,293,781
                                          ------------
 UTILITIES -- 8.8%
      AGL Resources Inc........    2,200        40,150
      American Water Works Co.,
       Inc.....................    3,600        71,550
      Ameritech Corp...........   23,100     1,282,050
      Bell Atlantic Corp.......   18,400     1,087,900
      BellSouth Corp...........   42,000     1,722,000
      Brooklyn Union Gas
       Company.................    2,300        57,500
      California Energy Co.,
       Inc. (b)................    2,500        65,625
      Citizens Utilities Co.
       (Class A)(b)............    8,431        92,745
      Connecticut Energy
       Corp....................      200         3,900
      Eastern Enterprises......      900        28,913
      El Paso Natural Gas
       Co......................    1,500        58,500
      Equitable Resources
       Inc.....................    1,300        32,988
      Idaho Power Co...........    1,600        47,800
      LG & E Energy Corp.......    3,000        67,125
      MCN Corp.................    3,200        75,200
      NICOR Inc................    2,100        59,587
      Noram Energy Corp........    5,800        63,075
      Northwestern Public
       Service Co..............      200         5,475
      NYNEX....................   18,100       812,237
      Oklahoma Gas & Electric
       Co......................    1,700        66,725
      ONEOK Inc................    1,200        31,650
      Pacific Enterprises......    3,400        99,875
      Pacific Telesis Group....   17,600       591,800
      Peoples Energy Corp......    1,300        40,462
      Potomac Electric Power
       Co......................    5,000       120,625
      Public Service Co. of
       Colorado................    2,900       102,587
      SBC Telecommunications...   25,500     1,246,312
      Southern New England
       Telecom.................    3,200       122,800
 DESCRIPTION                     SHARES      VALUE
 ------------------------------  -------  ------------
 UTILITIES -- CONTINUED
      Telephone & Data
       Systems.................    2,700  $    104,287
      US West Communications
       Group...................   19,700       598,387
      Washington Gas Light
       Co......................    2,000        41,750
                                          ------------
                                             8,841,580
                                          ------------
 VEHICLE COMPONENTS -- 0.6%
      Cooper Tire & Rubber
       Co......................    3,600        67,950
      Cummins Engine Inc.......    1,600        59,800
      Dana Corp................    4,400       122,650
      Federal-Mogul Corp.......    1,200        20,250
      Genuine Parts............    5,000       211,875
      Modine Manufacturing
       Co......................    1,600        42,000
      SPX Corp.................      400         9,950
      Smith, (A.O.)............    1,200        26,700
      Spartan Motors Inc.
       (b).....................      300         1,987
                                          ------------
                                               563,162
                                          ------------
         Total Common Stocks (Cost,
          $83,008,100)..................    99,628,644
                                          ------------
 PREFERRED STOCK -- 0.0%
      Aetna Inc. 6.25%
       convertible.............        1            56
                                          ------------
         Total Preferred Stock (Cost,
          $65)..........................            56
                                          ------------
     TOTAL INVESTMENTS -- 99.2%
      (COST, $83,008,165) (A)...........    99,628,700
     OTHER ASSETS, LESS LIABILITIES --
      0.8%..............................       771,858
                                          ------------
     NET ASSETS -- 100.0%...............  $100,400,558
                                          ------------
                                          ------------

------------
(a)The aggregate cost for federal income tax purposes is $83,008,165, the aggregate gross unrealized appreciation is $18,466,003, and the aggregate gross unrealized depreciation is $1,845,468, resulting in net unrealized appreciation of $16,620,535.

(b)Non-income producing security.

                       See Notes to Financial Statements

DOMINI SOCIAL INDEX PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 1996
--------------------------------------------------------------------------------

 ASSETS:
     Investments at value (Cost $83,008,165).......................  $ 99,628,700
     Cash..........................................................     1,313,323
     Dividends receivable..........................................       175,702
                                                                     ------------
         Total assets..............................................   101,117,725
                                                                     ------------
 LIABILITIES:
     Payable for securities purchased..............................       675,937
     Expense payment fee payable...................................        41,230
                                                                     ------------
         Total liabilities.........................................       717,167
                                                                     ------------
 NET ASSETS APPLICABLE TO INVESTORS' BENEFICIAL INTERESTS..........  $100,400,558
                                                                     ------------
                                                                     ------------
 NET ASSETS CONSIST OF:
     Paid in capital...............................................  $100,400,558
                                                                     ------------
                                                                     ------------

                       See Notes to Financial Statements

DOMINI SOCIAL INDEX PORTFOLIO
STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 1996
--------------------------------------------------------------------------------

 INVESTMENT INCOME:
     Dividends (net of foreign withholding tax of $268)..............  $1,514,033
 EXPENSES:
     Expense payment fee................................  $   372,596
     Amortization of organization expenses..............        8,657
                                                          -----------
         Total expenses.................................                  381,253
                                                                       ----------
 NET INVESTMENT INCOME...............................................   1,132,780
 NET REALIZED GAIN ON INVESTMENTS
     Proceeds from sales................................    3,459,916
     Cost of securities sold............................    2,762,579
                                                          -----------
         Net realized gain on investments............................     697,337
 NET UNREALIZED APPRECIATION OF INVESTMENTS
     Beginning of year..................................    9,759,028
     End of year........................................   16,620,535
                                                          -----------
         Net change in unrealized appreciation of investments........   6,861,507
                                                                       ----------
 NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS................  $8,691,624
                                                                       ----------
                                                                       ----------

                       See Notes to Financial Statements

DOMINI SOCIAL INDEX PORTFOLIO
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                         YEAR ENDED   YEAR ENDED
                                                          JULY 31,     JULY 31,
                                                            1996         1995
                                                        ------------  -----------
 INCREASE (DECREASE) IN NET ASSETS
 FROM OPERATIONS:
     Net investment income............................  $  1,132,780  $   734,456
     Net realized gain on investments.................       697,337      405,427
     Net change in unrealized appreciation of
      investments.....................................     6,861,507    8,729,434
                                                        ------------  -----------
         Net Increase in Net Assets Resulting from
          Operations..................................     8,691,624    9,869,317
                                                        ------------  -----------
 TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
     Additions........................................    52,533,365   14,888,452
     Reductions.......................................   (14,827,219)  (2,076,641)
                                                        ------------  -----------
         Net Increase in Net Assets from Transactions
          in Investors' Beneficial Interests..........    37,706,146   12,811,811
                                                        ------------  -----------
             Total Increase in Net Assets.............    46,397,770   22,681,128
 NET ASSETS:
     Beginning of year................................    54,002,788   31,321,660
                                                        ------------  -----------
     End of year......................................  $100,400,558  $54,002,788
                                                        ------------  -----------
                                                        ------------  -----------

 -------------------------------------------------------------------------------------------

                                                                             YEAR ENDED
                                           ------------------------------------------------------------------------------
                                           JULY 31, 1996    JULY 31, 1995   JULY 31, 1994   JULY 31, 1993   JULY 31, 1992
                                           --------------   -------------   -------------   -------------   -------------
 FINANCIAL HIGHLIGHTS:
     Net investment income to average net
      assets.............................      1.48%(1)        1.85%(2)        2.13%(2)         1.88%           1.99%
     Expenses to average net assets......      0.50%(1)        0.43%(2)        0.29%(2)         0.29%           0.29%
     Portfolio turnover rate.............         5%              6%              8%               4%              3%
     Average commission rate paid per
      share..............................     $0.0496            --              --               --              --

--------------------------------------------------------------------------------
(1) Had the Expense Payment Agreement not been in place, the ratios of net investment income and expenses for the year ended July 31,1996 would have been 1.14% and 0.85% respectively.
(2) Reflects a voluntary waiver of fees by the Administrator and Adviser due to the limitations set forth in the Expense Reimbursement Agreement. Had the Administrator and Adviser not waived their fees, for the years ended July 31, 1995 and 1994, the ratios of net investment income and expenses to average net assets would have been 1.75% and 0.53% and 2.00% and 0.42% respectively.

                       See Notes to Financial Statements

DOMINI SOCIAL INDEX PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
JULY 31, 1996
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES. Domini Social Index Portfolio (the "Index Portfolio") is registered under the Investment Company Act of 1940 (the "Act") as a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on June 7, 1989. The Index Portfolio intends to correlate its investment portfolio as closely as is practicable with the Domini Social Index (the "Index"), which is a common stock index developed and maintained by Kinder, Lydenberg, Domini & Co., Inc. ("KLD"), the Index Portfolio's Adviser. The Declaration of Trust permits the Trustees to issue an unlimited number of beneficial interests in the Index Portfolio. The Index Portfolio commenced operations upon effectiveness on August 10, 1990 and began investment operations on June 3, 1991.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the Index Portfolio's significant accounting policies.

    (A) VALUATION OF INVESTMENTS: The Index Portfolio values securities at the last reported sale price, or at the last reported bid price if no sales are reported.

    (B)  DIVIDEND INCOME:  Dividend income is recorded on the ex-dividend date.

    (C) FEDERAL TAXES: The Index Portfolio's policy is to comply with the applicable provisions of the Internal Revenue Code. Accordingly, no provision for Federal taxes is deemed necessary.

    (D) DEFERRED ORGANIZATION EXPENSE: Expenses incurred by the Index Portfolio in connection with its organization are being amortized by the Index Portfolio on a straight-line basis over a five-year period.

    (E) OTHER: Investment transactions are accounted for on the trade date. Gains and losses are determined on the basis of identified cost.

2.  TRANSACTIONS WITH AFFILIATES.

    (A) INVESTMENT ADVISORY FEES: The Index Portfolio has retained KLD as the Investment Adviser of the Index Portfolio. The services provided by KLD consist of the determination of the stocks to be included in the Index and evaluating, in accordance with KLD's criteria, debt securities which may be purchased by the Index Portfolio. For its services under the Investment Advisory Agreement, KLD receives from the Index Portfolio a fee accrued daily at an annual rate equal to 0.05% of the Index Portfolio's average daily net assets.

    (B) INVESTMENT MANAGEMENT FEES: The Index Portfolio has retained Mellon Equity Associates ("MEA") as the Investment Manager of the Index Portfolio. MEA does not determine the composition of the Index. Under the Management Agreement, the Index Portfolio pays MEA an investment management fee equal on an annual basis to the following percentages of the Index Portfolio's average daily net assets for its then-current fiscal year: 0.10% of assets up to $50 million; 0.30% of assets between $50 million and $100 million; 0.20% of assets between $100 million and $500 million; and 0.15% of assets over $500 million.

    (C) ADMINISTRATION FEES: The Index Portfolio has retained Signature Broker-Dealer Services, Inc. ("Signature") to serve as Administrator of the Index Portfolio. Certain officers of Signature serve as officers and trustee to the Index Portfolio. Under the Administrative Services Agreement, Signature provides management and administrative services necessary for the operations of the Index Portfolio, furnishes office space and facilities required for conducting the business of the Index Portfolio and pays the compensation of the Index Portfolio's officers and Trustee affiliated with Signature. For these services, Signature receives from the Index Portfolio a fee accrued daily at an annual rate equal to 0.05% of the Index Portfolio's average daily net assets.

    (D) EXPENSE PAYMENT FEES: The Administrator has agreed to pay all of the operating expenses of the Index Portfolio, including advisory, management and administration fees, subject to an Expense Payment Arrangement. Under this arrangement, the Administrator receives expense payment fees from the Index Portfolio at an annual rate equal to 0.50% of the average daily net assets of the Index Portfolio. The Expense Payment Arrangement will terminate on December 31, 1999. For the year ended July 31, 1996, the Administrator incurred approximately $264,025 in expenses on behalf of the Index Portfolio.

3. INVESTMENT TRANSACTIONS. Purchase and sales of investments, other than U.S. Government securities and short-term obligations, aggregated $41,791,647 and $3,387,873, respectively.

                      [LOGO]

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Domini Social Index Portfolio:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the Domini Social Index Portfolio as of July 31, 1996, and the related statement of operations for the year then ended, statement of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned by the Portfolio as of July 31, 1996 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Domini Social Index Portfolio at July 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended in conformity with generally accepted accounting principles.

Boston, Massachusetts
August 23, 1996


                                  ANNUAL REPORT
                                  JULY 31, 1996

DSI73E
                                     PART C

Item 24.  Financial Statements and Exhibits.

(a)    Financial Statements Included in Part A:

       Not applicable.

       Financial Statements Included in Part B:

       Portfolio of Investments at July 31, 1996
       Statement of Assets and Liabilities at July 31, 1996
       Statement of Operations at Year Ended July 31, 1996
       Statements of Changes in Net Assets for the fiscal years ended
          July 31, 1996 and 1995
       Financial Highlights for the fiscal years ended July 31, 1996, 1995,
          1994, 1993 and 1992
       Notes to Financial Statements
       Independent Auditors' Report

       (b)   Exhibits

     1.Declaration of Trust of the Registrant.2

     2.By-Laws of the Registrant.2

 5.(a) Investment Advisory Agreement between the Registrant and Kinder,
       Lydenberg, Domini & Co., Inc. ("KLD").3

 5.(b) Investment Management Agreement between the Registrant and Mellon Equity
       Associates.3

 8. Custodian Agreement between the Registrant and Investors Bank & Trust Company, as custodian (including transfer agency services).1

 9.(a) Administrative Services Agreement between KLD and Signature Broker-Dealer
       Services, Inc. ("Signature"), as administrator.3

 9.(c) Sponsorship Agreement between Registrant and KLD, as Sponsor.3

 13.   Investment representation letters from initial shareholders.1

 17.   Financial Data Schedule.3

--------------
 1 Previously filed and incorporated herein by reference.
 2 Previously filed and incorporated herein by reference from the Registrant's
    Registration Statement filed with the SEC on November 28, 1995.
 3 Filed herewith.

Item 25.  Persons Controlled by or under Common Control with Registrant.

         Not applicable.

Item 26.  Number of Holders of Securities.

                  (1)                                (2)
                                                     Number of Record Holders
         Title of Class                              as of November 15, 1996
         --------------                              -----------------------

         Beneficial Interests                                  5

Item 27.  Indemnification.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

         The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28.  Business and Other Connections of Investment Adviser.

         The Directors of KLD are Peter D. Kinder, Amy L. Domini and Steven D. Lydenberg. The stockholders of KLD are Peter D. Kinder, Amy L. Domini, Steven
D. Lydenberg and James Earl Brooks.

Item 29.  Principal Underwriters.

         (a) Signature is the exclusive placement agent for the Registrant. Signature or an affiliate acts as the placement agent or distributor for other registered investment companies.

         (b) The information required by this Item 29 with respect to each director or officer of Signature is incorporated by reference herein from Schedule A of Form BD (File No. 8-41134) filed by Signature pursuant to the Securities Exchange Act of 1934.

         (c)  Not Applicable.

Item 30.  Location of Accounts and Records.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         Name                                    Address

Kinder, Lydenberg, Domini & Co., Inc.            129 Mt. Auburn Street
(investment adviser and sponsor)                 Cambridge, MA  02138

Mellon Equity Associates                         500 Grant St., Suite 3700
(investment manager)                             Pittsburgh, PA 15258-0001

Signature Broker-Dealer                          6 St. James Avenue
Services, Inc.                                   Boston, MA  02116
(administrator and exclusive
placement agent)

Investors Bank & Trust Company                   89 South Street
(custodian)                                      Boston, MA  02111

Item 31.  Management Services.

         Not applicable.

Item 32.  Undertakings.

         Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston, and Commonwealth of Massachusetts on the 27th day of November, 1996.


                                             DOMINI SOCIAL INDEX PORTFOLIO


                                             By  /S/ AMY L. DOMINI
                                                   Amy L. Domini
                                                   President

DSI73E

DSI73E


                                    EXHIBITS



Exhibit
  No.               Description of Exhibit


 5(a)               Investment Advisory Agreement

 5(b)               Investment Management Agreement

 9(a)               Administrative Services Agreement

 9(c)               Sponsorship Agreement

 17                 Financial Data Schedule